CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Form N-2 (No. 333- 279004) of John Hancock Financial Opportunities Fund of our report dated February 13, 2025, relating to the financial statements and financial highlights which appears in this Form N-CSR.

Boston, MA

February 13, 2025